SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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NUMERICAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUMERICAL TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2002
10:00 A.M. PACIFIC TIME

We cordially invite you to attend the 2002 Annual Meeting of Stockholders of Numerical Technologies, Inc. The meeting will be held on Wednesday, May 15, 2002, at 10:00 a.m. Pacific Time at our principal executive offices located at 70 West Plumeria Drive, San Jose, California 95134-2134. At the meeting we will:

1.	Elect two Class II directors for a term of three years and until their successors are duly elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002; and

3.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Monday, March 18, 2002, may attend and vote at the meeting. If you will not be attending the meeting, we request that you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form. If you have shares registered directly with our transfer agent, Mellon Investor Services LLC (“Mellon”), you may choose to vote those shares via the Internet at Mellon’s voting Web site (http://www.eproxy.com/nmtc), or you may vote telephonically, within the U.S. and Canada only, by calling 1-800-435-6710 (toll-free). If you hold our shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your shares of common stock are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the Proxy Statement for further details. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy.

We look forward to seeing you at the meeting.

Sin	cerely,

Ya	gyensh C. Pati
President and Chief Executive Officer

San Jose, California
April 1, 2002

NUMERICAL TECHNOLOGIES, INC.

PROXY STATEMENT

FOR

2002 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2002 Annual Meeting of Stockholders to be held at our principal executive offices at 70 West Plumeria Drive, San Jose, CA 95134-2134 on Wednesday, May 15, 2002, at 10:00 a.m., Pacific Time, and at any postponement or adjournment thereof. Our telephone number at this address is (408) 919-1910. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Proxy materials, which include the Proxy Statement, Proxy and Form 10-K/A for the fiscal year ended December 31, 2001, were first mailed to stockholders on or about April 1, 2002.

Costs of Solicitation

We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Voting and Revocability of Proxies

When Proxies are properly dated, executed and returned, the shares of our common stock they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by Proxies will be voted as follows:

•	“FOR” the election of the nominees for directors set forth herein; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.

In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to our Secretary prior to the Annual Meeting or by giving a later dated Proxy.

Each share of our common stock outstanding on the record date of March 18, 2002 will be entitled to one vote on all matters. The two nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected. Ratification of our independent accountants for the current fiscal year will require the “FOR” vote by a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as “AGAINST” votes for each proposal, other than the election of directors. Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether stockholder approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Record Date and Share Ownership

Only stockholders of record on our books at the close of business on March 18, 2002 and holders of exchangeable shares issued in connection with our October 2000 acquisition of Cadabra Design Automation Inc. will be entitled to vote at the Annual Meeting. Presence in person or by Proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. As of the close of business on March 18, 2002, we had 33,646,659 outstanding shares of common stock, which such number includes 633,583 exchangeable shares issued in connection with our acquisition of Cadabra.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), some stockholder proposals may be eligible for inclusion in our 2003 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Numerical Technologies, Inc., 70 West Plumeria Drive, San Jose, CA 95134-2134, no later than December 2, 2002, or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2003 Proxy Statement.

Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2003 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary, Numerical Technologies, Inc., 70 West Plumeria Drive, San Jose, CA 95134-2134, for the 2003 Annual Meeting of Stockholders not less than 60 days nor more than 120 days prior to the anniversary of the date on which we first mail our proxy materials for this year’s Annual Meeting. For our 2003 Annual Meeting, this means that any such proposal or nomination will be considered untimely if submitted to us earlier than December 2, 2002 or later than January 31, 2003. Note, however, that in the event we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2003 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2003 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2003 Annual Meeting on March 11, 2003, for a 2003 Annual Meeting on May 14, 2003, any such proposal or nomination will be considered untimely if submitted to us after March 21, 2003. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the “SEC”). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with our Bylaws (the “Bylaw Deadline”), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2003 Annual Meeting.

The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2003 Annual Meeting is February 15, 2003, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Annual Meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2003 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2003 Annual Meeting and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

We have not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2002 Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the 2002 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for the 2002 Annual Meeting, which is April 11, 2002, or the date which is ten calendar days after the date this Proxy Statement is mailed.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders. Directors Thomas Kailath and Roger Sturgeon are the Class II directors whose terms expire at the Annual Meeting of Stockholders to be held on May 15, 2002. Directors William H. Davidow, Narendra K. Gupta and Yagyensh C. (Buno) Pati are the Class III directors whose terms will expire at the 2003 Annual Meeting of Stockholders, and directors Abbas El Gamal, Harvey Jones and Yao-Ting Wang are the Class I directors whose terms will expire at the 2004 Annual Meeting of Stockholders. All of the directors, including the Class II nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the two Class II nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

Nominees

The names of the members of our Board of Directors, including the Class II nominees, their ages as of March 18, 2002 and certain information about them, are set forth below.

Name	Age	Principal Occupation
William H. Davidow (1)	66	General Partner at Mohr, Davidow Ventures

Abbas El Gamal (2)	51	Professor of Electrical Engineering at Stanford University

Narendra K. Gupta (2)	53	Vice Chairman at Wind River Systems, Inc.

Harvey Jones (1) (2)	49	Chairman of the Board at Tensilica, Inc.

Thomas Kailath (1) (3)	66	Hitachi America Professor of Engineering, Department of Electrical Engineering, Stanford University

Yagyensh C. (Buno) Pati	38	President, Chief Executive Officer and Director of Numerical Technologies, Inc.

Roger Sturgeon (3)	57	Director of Numerical Technologies, Inc.

Yao-Ting Wang	38	Senior Vice President, Chief Technology Officer and Director of Numerical Technologies, Inc.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Denotes nominee for election at 2002 Annual Meeting of Stockholders.

Dr. William H. Davidow has served as our Chairman of the Board since January 2000 and as a director of our company since June 1998. Dr. Davidow has served as a partner at Mohr, Davidow Ventures since May 1985 and has been a high-technology industry executive and a venture investor for over 20 years. From August 1973 to January 1985, Dr. Davidow was at Intel Corporation where he was Senior Vice President of marketing and sales, Vice President of the microcomputer division and Vice President of the microcomputer systems division. Dr. Davidow received a Ph.D. in electrical engineering from Stanford University, an M.S. in electrical engineering from the California Institute of Technology, an M.S. in electrical engineering from Dartmouth College and an AB in electrical engineering from Dartmouth. Dr. Davidow is Chairman of the Board at Rambus Corporation.

Dr. Abbas El Gamal has served as a director of our company since April 1997. Dr. El Gamal has been on the faculty of the Electrical Engineering Department at Stanford University since September 1981. In December 1990, Dr. El Gamal co-founded Silicon Architects, which was acquired by Synopsys in 1995, and served as its Chief Technical Officer until May 1995. In July 1986, Dr. El Gamal co-founded Actel Corporation and served as its Chief Scientist until November 1990. From July 1984 to July 1986, Dr. El Gamal served as a director of LSI Logic’s Research Lab, where he developed silicon compilation technology, DSP and image processing ASICs. Dr. El Gamal received a Ph.D. in electrical engineering from Stanford, an M.S. in statistics from Stanford and a B.S. in electrical engineering from Cairo University, Egypt. Dr. El Gamal is a Fellow of The Institute of Electrical and Electronics Engineers.

Dr. Narendra (Naren) K. Gupta has served as a director of our company since April 1997. Dr. Gupta co-founded Integrated Systems Inc., a developer of embedded software, in 1980 and served as its President and Chief Executive Officer from inception until May 1994. He was Chairman of Integrated Systems until it merged with Wind River Systems, Inc in 2000. Dr. Gupta received a Ph.D. in engineering from Stanford and an M.S. in engineering from the California Institute of Technology. Dr. Gupta also received a B. Tech. Degree in mechanical engineering from the Indian Institute of Technology. Dr. Gupta was elected a Fellow of the Institute of Electrical and Electronics Engineers in 1991. Dr. Gupta is Vice Chairman of the Board at Wind River Systems, Inc.

Harvey Jones has served as a director of our company since June 1998. Mr. Jones is the Chairman of the Board of Tensilica, Inc., a privately held company he co-founded in 1997. Tensilica designs and licenses application specific microprocessors for use in high volume embedded systems. From December 1987 through February 1998, Mr. Jones held various positions with Synopsys, Inc., a developer of electronic design automation software, where he served as President through December 1992, as Chief Executive Officer until January 1994 and as Executive Chairman of the Board until February 1998. Prior to joining Synopsys, Mr. Jones served as President and Chief Executive Officer of Daisy Systems Corporation, a computer-aided engineering company that he co-founded in 1981. Mr. Jones currently serves on the Board of Directors of NVIDIA Corporation, a 3-D graphics processor company, and Simplex Solutions, Inc., a deep submicron circuit verification company. Mr. Jones holds a B.S. degree in mathematics and computer sciences from Georgetown University and an M.S. degree in management from MIT’s Sloan School of Management.

Dr. Thomas Kailath is a co-founder of our company and has served as a director since October 1995 and was Chairman of the Board from October 1995 to January 2000. Dr. Kailath has served as the Hitachi America Professor of Engineering at Stanford University since 1987. From January 1981 to June 1987, Dr. Kailath was Associate Department Chairman of the Department of Electrical Engineering at Stanford University and served as Director of the Information Systems Laboratory from January 1971 to January 1981. In February 1980, Dr. Kailath co-founded Integrated Systems and served as a director of Integrated Systems until it was acquired by Wind River Systems, Inc. in February 2000. Dr. Kailath received an Sc.D. in electrical engineering from the Massachusetts Institute of Technology, an S.M. in electrical engineering from MIT and a B.E. in telecommunications from the University of Poona, India. Dr. Kailath is a member of the National Academy of Engineering and the American Academy of Arts and Sciences.

Dr. Yagyensh C. (Buno) Pati has served as our President and Chief Executive Officer and a director since he co-founded our company in October 1995. From October 1995 to December 1996, Dr. Pati served as an assistant professor of electrical engineering and computer science at Harvard University. From October 1992 to October 1995, Dr. Pati conducted research efforts in computational and system sciences applied to integrated circuit manufacturing at Stanford University. Dr. Pati received a B.S., an M.S. and a Ph.D., each in electrical engineering, from the University of Maryland at College Park.

Roger Sturgeon has served as a director of our company since January 2000, and served as a Fellow of our company from January 2000 until December 2001. In June 1986, he co-founded Transcription Enterprises Limited, where he served as President until we acquired the company in January 2000. Mr. Sturgeon received an

M.S. in electrical engineering and computer science from the University of California at Berkeley and a B.S. in engineering sciences from the University of California at Berkeley.

Dr. Yao-Ting Wang has served as our Chief Technology Officer and a director since he co-founded our company in October 1995. Dr. Wang’s doctoral dissertation research was on automated design of phase shifting photomasks using fast algorithms and signal processing techniques. Dr. Wang received a B.S. degree in electrical engineering from National Taiwan University and a Ph.D. in electrical engineering from Stanford University.

Board Meetings and Committees

The Board of Directors held four meetings in 2001. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Except for Dr. Kailath, each incumbent director attended at least 75% of the Board and Committee meetings required to be attended by him during 2001. Certain matters were approved by the Board of Directors or Committees of the Board of Directors by unanimous written consent. The Board of Directors currently has a standing Audit Committee and a Compensation Committee. The Audit Committee has a written charter that has been approved by the Board of Directors. The Board of Directors has no Nominating Committee or committee performing similar functions. Each Committee is described as follows:

Name of Committee and Members	Functions of the Committees	Number of Meetings in Fiscal 2001
AUDIT Abbas El Gamal Narendra K. Gupta Harvey Jones
• monitors our systems of internal controls;
• reviews corporate financial reporting and internal and external audits;
• nominates independent auditors;
• reviews the external auditors’ proposed audit scope, fee arrangements, approach and independence;
• provides the Board of Directors with the results of its examinations and recommendations;
• outlines to the Board of Directors the improvements made or to be made in internal accounting controls or suggested by the external auditors; and
• provides the Board of Directors with other information and materials necessary to make the Board of Directors aware of significant financial matters.
		4

COMPENSATION William H. Davidow Harvey Jones Thomas Kailath	• administers all matters concerning executive compensation and employment agreements; and • administers the employee stock option and purchase plans.	1

Director Compensation

We do not currently pay compensation to directors for serving in that capacity, nor do we reimburse directors for expenses incurred in attending Board meetings. Nonemployee directors are eligible to participate in our 2000 Stock Plan which provides for the automatic grant of an option to purchase 30,000 shares of common stock to each nonemployee director who first becomes a director after the effective date of our initial public offering, or April 6, 2000. Any such option will vest as to one-fourth of the shares on the first anniversary of the date of grant and as to one-sixteenth of the shares each quarter thereafter, provided that the outside director shall continue to serve as a director on such dates.

In addition, each nonemployee director shall automatically be granted a 7,500 share option on the date of each Annual Meeting of Stockholders, provided he is re-elected to the Board of Directors or otherwise remains on the Board of Directors on such date and provided that on such date he shall have served on the Board of Directors for at least the preceding six months. For so long as our stock is traded on The Nasdaq National Market, the exercise price per share for such grants is required to be the closing price of our common stock on the last market trading day prior to the time of grant. Any such option will vest in full on the fourth anniversary of the date of grant, provided that the outside director shall continue to serve as a director on such date. During the fiscal year ended December 31, 2001, Dr. Davidow, Dr. El Gamal, Dr. Gupta, Mr. Jones and Dr. Kailath each received an option grant of 7,500 shares at a per share exercise price of $24.10.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed, at the recommendation of the Audit Committee of the Board of Directors, PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2002, and recommends that the stockholders vote “FOR” ratification of such appointment.

PricewaterhouseCoopers LLP has audited our financial statements since our incorporation in October 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from the stockholders.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of February 28, 2002, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Numerical Technologies, Inc., 70 West Plumeria Drive, San Jose, California 95134-2134. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of February 28, 2002, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 33,643,347 shares of common stock outstanding as of February 28, 2002, which such number includes 633,583 exchangeable shares issued in connection with our October 2000 acquisition of Cadabra, which shares are exchangeable for shares of our common stock at any time, on a one-for-one basis, at the option of the holder thereof.

	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
FMR Corp. (1)	3,443,458	10.2%

Directors and Executive Officers:
Yagyensh C. (Buno) Pati (2)	2,532,062	7.5%
Yao-Ting Wang (3)	1,937,157	5.8%
Roger Sturgeon (4)	1,927,677	5.7%
Thomas Kailath (5)	903,334	2.7%
Narendra K. Gupta (6)	782,914	2.3%
Abbas El Gamal (7)	500,705	1.5%
Atul Sharan (8)	356,897	1.1%
Kevin MacLean (9)	340,074	1.0%
Richard Mora (10)	331,875	*
William H. Davidow (11)	173,210	*
Harvey Jones (12)	60,873	*
All current directors and executive officers as a group (11 persons) (13)	9,506,704	27.9%

*	Less than 1%.

(1)
Principal address is 82 Devonshire Street, Boston, MA 02109. The number of shares held is as of December 31, 2001, pursuant to a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2002.

(2)
Includes 5,604 shares held by the Pati Revocable Trust UAD 5/26/00, of which Dr. Pati and his spouse serve as trustees, 76,713 shares held by Dr. Pati as trustee of an annuity trust and 78,746 shares held by Dr. Pati’s spouse as trustee of an annuity trust. Includes 600,000 shares issued upon exercise of a stock option, 300,000 of which are subject to a repurchase option we hold as of February 28, 2002. Includes an option to purchase 39,062 shares exercisable within 60 calendar days of February 28, 2002.

(3)
Includes 499,999 shares issued upon exercise of a stock option, 250,000 of which are subject to a repurchase option we hold as of February 28, 2002. Includes 10,125 shares held by Dr. Wang’s spouse. Includes options to purchase 31,330 shares exercisable within 60 calendar days of February 28, 2002.

(4)
Includes 1,692,653 shares held by The Sturgeon Revocable Trust, UTA August 4, 1992, of which Mr. Sturgeon and his spouse serve as trustees, of which 225,000 shares were issued upon exercise of a stock option, 112,500 of which are subject to a repurchase option we hold as of February 28, 2002. Also includes 85,780 shares held by Robel Partners, a family limited partnership, of which Mr. Sturgeon and his spouse serve as general partners, 54,422 shares held by Mr. Sturgeon as trustee of a grantor retained annuity trust, 54,422 shares held by Mr. Sturgeon’s spouse as trustee of a grantor retained annuity trust, and 40,400 shares held by the Sturgeon Family Charitable Remainder Trust, of which Mr. Sturgeon and his spouse serve as trustees.

(5)
Includes 540,000 shares held by Thomas and Sarah Kailath Revocable Living Trust Dated 02/15/89, 175,001 shares held by Thomas Kailath, Trustee of the Paul V. Kailath Irrevocable Trust UAD 10-1-89, 180,833 shares held by Thomas Kailath, Trustee of the Priya S. Kailath Irrevocable Trust UAD 10-1-89, and an option to purchase 7,500 shares exercisable within 60 calendar days of February 28, 2002.

(6)
Includes certain shares issued upon exercise of a stock option issued to Dr. Gupta, 3,750 of which are subject to a repurchase option we hold as of February 28, 2002, 366,248 shares held by Naren and Vinita Gupta Living Trust dated 12/2/94, and 416,666 shares held by Dr. Gupta as custodian for his minor children.

(7)
Includes 225,000 shares held by El Gamal Family Partnership, all of which were issued upon exercise of a stock option by Dr. El Gamal, and an option to purchase 7,500 shares exercisable within 60 calendar days of February 28, 2002.

(8)
Certain of such shares were issued upon exercise of stock options, 124,220 of which are subject to a repurchase option we hold as of February 28, 2002. Includes 13,769 shares held by Mr. Sharan as trustee of a grantor retained annuity trust, 13,774 shares held by Mr. Sharan’s spouse as trustee of a grantor retained annuity trust and options to purchase 150,000 shares exercisable within 60 calendar days of February 28, 2002.

(9)
Mr. MacLean’s employment as an executive officer with our company terminated effective November 30, 2001. Since January 2002, Mr. MacLean has served as a consultant to our company. Includes certain shares issued upon exercise of a stock option, 112,500 of which are subject to a repurchase option we hold as of February 28, 2002, and an option to purchase 31,250 shares exercisable within 60 calendar days of February 28, 2002

(10)
Certain of such shares were issued upon exercise of stock options, 169,688 of which are subject to a repurchase option we hold as of February 28, 2002. Includes options to purchase 150,000 shares exercisable within 60 calendar days of February 28, 2002.

(11)
Principal address is 2775 Sand Hill Road, Suite 240, Menlo Park, CA 94025. Includes 15,710 shares held by The Chachagua Partnership for the benefit of Mr. Davidow’s family, of which Mr. Davidow and his spouse, as co-trustees of the Davidow Family Trust dated July 6, 1991, serve as general partners. Includes 157,500 shares issued upon exercise of stock options, 22,500 of which are subject to a repurchase option we hold as of February 28, 2002.

(12)	Represents shares issued upon exercise of stock options by Mr. Jones, 22,500 of which are subject to a repurchase option we hold as of February 28, 2002. The shares are held by The Jones Living Trust.

(13)	Includes an aggregate of:

•	1,005,158 shares of which are subject to a repurchase option we hold as of February 28, 2002; and

•	options to purchase 385,392 shares exercisable within 60 calendar days of February 28, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2001. However, Forms 4 required to be filed by Abbas El Gamal for a transaction in November 2000 and by Yao-Ting Wang for transactions in May 2000 and July 2000 were filed late.

RELATED PARTY TRANSACTIONS

Restricted Stock Purchase Agreements and Stock Option Grants

Dr. Pati.

In February 2000, Dr. Pati, our President and Chief Executive Officer and a director, exercised an option grant to purchase an aggregate of 600,000 shares of common stock and entered into a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination of employment. As of February 28, 2002, 300,000 of such shares held by Dr. Pati remain unvested. All 300,000 of Dr. Pati’s shares will be released from our repurchase option by February 1, 2004. Dr. Pati paid the $2.67 exercise price per share for the shares by delivery of a two-year full-recourse promissory note bearing interest at 6.20% per annum, compounded annually. The note is secured by the shares of common stock purchased by Dr. Pati. As of February 28, 2002, approximately $1,810,000 in unpaid principal and interest was outstanding under the note. The term of this note was extended for an additional year. In addition, Dr. Pati’s option agreement provides that:

•
upon a change of control of our company, 50% of the shares subject to the options held by Dr. Pati that have not vested as of six months after the change of control shall vest in full; as of February 28, 2002, an aggregate of 300,000 shares have not vested; and

•	if Dr. Pati’s employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to options held by Dr. Pati will vest in full.

Dr. Wang.

In February 2000, Dr. Wang, our Chief Technology Officer and a director, exercised an option grant to purchase an aggregate of 499,999 shares of common stock and entered into a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination of employment. As of February 28, 2002, 250,000 of such shares held by Dr. Wang remain unvested. All 250,000 of Dr. Wang’s shares will be released from our repurchase option by February 1, 2004. Dr. Wang paid the $2.67 exercise price per share for the shares by delivery of a two-year full-recourse promissory note bearing interest at 6.20% per annum, compounded annually. The note is secured by the shares of common stock purchased by Dr. Wang. As of February 28, 2002, approximately $1,508,000 in unpaid principal and interest was outstanding under the note. The term of this note was extended for an additional year. In addition, Dr. Wang’s option agreement provides that:

•
upon a change of control of our company, 50% of the shares subject to the options held by Dr. Wang that have not vested as of six months after the change of control shall vest in full; as of February 28, 2002, an aggregate of 250,000 shares have not vested; and

•
if Dr. Wang’s employment is terminated as a result of involuntary or constructive termination within 12 months of the change of control, all of the shares subject to the options held by Dr. Wang will vest in full.

Mr. Sturgeon.

In February 2000, Mr. Sturgeon exercised an option grant to purchase an aggregate of 225,000 shares of common stock and entered into a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination as a service provider to our Company. As of February 28, 2002, 112,500 of such shares held by Mr. Sturgeon remain unvested. All 112,500 of Mr. Sturgeon’s shares will be released from our repurchase option by January 1, 2004. Mr. Sturgeon paid the $2.67 exercise price per share for such shares in cash. In addition, Mr. Sturgeon’s restricted stock purchase agreement provides that upon a change of control of our company, 50% of the shares subject to options held by Mr. Sturgeon that have not vested as of six months after the change of control shall vest in full.

Mr. Mora.

In May and December 1999, Mr. Mora, our Chief Operating Officer and Chief Financial Officer, exercised option grants to purchase an aggregate of 412,500 shares of common stock and entered into restricted stock purchase agreements regarding the shares. Pursuant to the restricted stock purchase agreements, we have the right to repurchase any of the unvested shares upon his termination of employment. As of February 28, 2002, 169,688 of such shares held by Mr. Mora remain unvested. All 169,688 of Mr. Mora’s shares will be released from our repurchase option by December 27, 2003. Mr. Mora paid the $0.50 exercise price per share for 195,000 of such shares by delivery of a two-year full-recourse promissory note bearing interest at 4.90% per annum, compounded annually. Mr. Mora paid the $1.00 exercise price per share for the remaining 217,500 shares by delivery of a two-year full-recourse promissory note bearing interest at 5.74% per annum, compounded annually. Each of the notes was secured by the shares of common stock purchased by Mr. Mora. The promissory note bearing interest at 4.90% per annum was paid in full on August 1, 2001 with an interest payment of $10,754. The promissory note bearing interest at 5.74% per annum was paid in full through eight payments beginning on August 3, 2000 and ending on November 1, 2001, with interest payments totaling $18,038.

In December 2000, Mr. Mora was granted a stock option to purchase 50,000 shares of common stock at a per share exercise price of $12.50. The option terminates on December 5, 2010 and vests as to one-fourth of the shares on December 5, 2001 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter. The option allows the exercise of unvested shares, subject to Mr. Mora entering into a restricted stock purchase agreement with our Company under which we would have the right to repurchase any unvested shares upon his termination of employment.

In September 2001, Mr. Mora was granted a stock option to purchase 100,000 shares of common stock at a per share exercise price of $14.59. The option terminates on September 28, 2011 and vests as to one-fourth of the shares on June 30, 2002 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter. The option allows the exercise of unvested shares, subject to Mr. Mora entering into a restricted stock purchase agreement with our Company under which we would have the right to repurchase any unvested shares upon his termination of employment.

In addition, Mr. Mora’s option agreements provide that:

•
upon a change of control of our company, 50% of the shares subject to the options held by Mr. Mora that have not vested as of six months after the change of control shall vest in full; as of February 28, 2002, an aggregate of 307,188 shares have not vested; and

•	if Mr. Mora’s employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to options held by Mr. Mora will vest in full.

Mr. Sharan.

In October 1998 and March and December 1999, Mr. Sharan, our Vice President, Marketing and Business Development, exercised option grants to purchase an aggregate of 412,500 shares of common stock and entered into restricted stock purchase agreements regarding the shares. Pursuant to the restricted stock purchase agreements, we have the right to repurchase any of the unvested shares upon his termination of employment. As of February 28, 2002, 124,220 of such shares held by Mr. Sharan remain unvested. All 124,220 of Mr. Sharan’s shares will be released from our repurchase option by October 21, 2003. Mr. Sharan paid the $0.33 exercise price per share for 151,500 of such shares by delivery of a two-year full-recourse promissory note bearing interest at 5.88% per annum, compounded annually. Mr. Sharan paid the $1.00 exercise price per share for 187,500 of such shares by delivery of a two-year full-recourse promissory note bearing interest at 5.88% per annum, compounded annually. The note was secured by shares of common stock purchased by Mr. Sharan. The promissory note was paid in full through three payments on January 22, 2001, July 25, 2001 and December 20, 2001, with interest payments totaling $24,355.

In December 2000, Mr. Sharan was granted a stock option to purchase 50,000 shares of common stock at a per share exercise price of $12.50. The option terminates on December 5, 2010 and vests as to one-fourth of the shares on December 5, 2001 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter. The option allows the exercise of unvested shares, subject to Mr. Sharan entering into a restricted stock purchase agreement with our Company under which we would have the right to repurchase any unvested shares upon his termination of employment.

In April 2001, Mr. Sharan was granted a stock option to purchase 100,000 shares of common stock at a per share exercise price of $10.87. The option terminates on April 18, 2011 and vests as to one-fourth of the shares on April 18, 2002 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter. The option allows the exercise of unvested shares, subject to Mr. Sharan entering into a restricted stock purchase agreement with our Company under which we would have the right to repurchase any unvested shares upon his termination of employment.

In addition, Mr. Sharan’s option agreements provide that:

•
upon a change of control of our company, 50% of the shares subject to the options held by Mr. Sharan that have not vested as of six months after the change of control shall vest in full; as of February 28, 2002, an aggregate of 261,720 shares have not vested; and

•	if Mr. Sharan’s employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to options held by Mr. Sharan will vest in full.

Mr. MacLean.

In February 2000, Mr. MacLean exercised an option grant to purchase an aggregate of 225,000 shares of common stock and entered a restricted stock purchase agreement regarding the shares. Pursuant to the restricted stock purchase agreement, we have the right to repurchase any of the unvested shares upon his termination as a service provider to our Company. Mr. MacLean’s employment as an executive officer of our company was terminated effective November 30, 2001; however, Mr. MacLean serves as a consultant to our company and continues to vest under such option. As of February 28, 2002, 112,500 of such shares held by Mr. MacLean remain unvested. All 112,500 of Mr. MacLean’s shares will be released from our repurchase option by January 1, 2004. Mr. MacLean paid the $2.67 exercise price per share for such shares by delivery of a one-year full-recourse promissory note bearing interest at 8.0% per annum, compounded annually. The term of this note was extended for an additional year. The note was secured by the shares of common stock purchased by Mr. MacLean. The promissory note was paid in full on January 1, 2002 with an interest payment of $95,520. In addition, Mr. MacLean’s restricted stock purchase agreement provides that upon a change of control of our company, 50% of the shares subject to options held by Mr. MacLean that have not vested as of six months after the change of control shall vest in full.

Mr. Angelillis.

In January 2002, Fabio Angelillis, our Senior Vice President of Engineering, was granted a stock option to purchase 250,000 shares of common stock at a per share exercise price of $16.59. The option terminates on January 25, 2012 and vests as to one-fourth of the shares on November 7, 2002 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter. In addition, Mr. Angelillis’ option agreement provides that:

•
upon a change of control of our company, 50% of the shares subject to the option held by Mr. Angelillis that have not vested as of six months after the change of control shall vest in full; as of February 28, 2002, none of the shares have vested; and

•
if Mr. Angelillis’ employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to the option held by Mr. Angelillis will vest in full.

Employment Agreements

Mr. Sturgeon.

On January 1, 2000, Mr. Sturgeon entered into an employment agreement with Transcription. Pursuant to the employment agreement, Mr. Sturgeon served as a Fellow of our company for a term of two years. Mr. Sturgeon’s employment with our Company terminated on December 31, 2001; however, Mr. Sturgeon remains a member of our Board of Directors. Mr. Sturgeon was entitled to a base salary of $205,000 per year and a bonus for the year 2001 of approximately $50,000, based upon the achievement of mutually agreed upon quotas. Simultaneously with the execution of his employment agreement, Mr. Sturgeon entered into a non-competition agreement with us and Transcription. Pursuant to the non-competition agreement, Mr. Sturgeon agreed not to compete against or solicit the employees of either us or Transcription for, generally, a period of two years after his termination of employment.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2001. All option grants were made under our 1997 stock plan or our 2000 stock plan.

		Annual Compensation		Long Term Compensation Awards	All Other Compensation(1)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)
Yagyensh C. (Buno) Pati President and Chief Executive Officer	2001 2000 1999	250,000 217,000 104,000	271,000 87,500 —	— 725,000 —	428 300 91

Atul Sharan Senior Vice President, Marketing and Business Development	2001 2000 1999	260,000 195,000 130,000	264,700 183,000 52,000	100,000 50,000 277,500	428 234 101

Richard Mora Chief Operating Officer and Chief Financial Operating Officer	2001 2000 1999	260,000 205,000 80,095	264,700 91,500 25,692	100,000 50,000 412,500	428 270 78

Yao Ting Wang Senior Vice President and Chief Technology Officer	2001 2000 1999	225,000 192,275 83,200	246,000 75,200 —	— 601,999 —	385 315 84

Kevin MacLean Former Senior Vice President and General Manager, Transcription	2001 2000 1999	225,000 212,500 —	171,788 157,465 —	— 325,000 —	385 360 —

(1)
Represents the dollar value of term life insurance premiums paid by us on behalf of the named executive officer during the applicable fiscal year. There is no cash surrender value under the life insurance policy.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during the fiscal year ended December 31, 2001. We have never granted any stock appreciation rights. All option grants were made under our 2000 stock plan.

	Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)(1)	Exercise Price Per Share ($)		Expiration Date
Name						5%	10%
Yagyensh C. (Buno) Pati	—	—	—		—	—	—
Atul Sharan	100,000	9.0	10.87	(3)	04/18/11	683,608	1,732,398
Richard Mora	100,000	9.0	14.59	(4)	09/28/11	917,557	2,325,270
Yao-Ting Wang	—	—	—		—	—	—
Kevin MacLean	—	—	—		—	—	—

(1)	Based on a total of 1,114,896 options granted to employees under our 2000 stock plan in 2001.

(2)
The potential realizable value is calculated based on the term of the ten-year option and assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

(3)
Represents the fair market value on the date of grant as determined pursuant to the closing price of our common stock on The Nasdaq National Market on the trading day immediately preceding the date of grant. The option was granted on April 18, 2001 and vest as to one-fourth of the shares on April 18, 2002 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter. Mr. Sharan has the right to exercise the option at any time subject to a repurchase option in our favor at its cost in the event of termination of employment. In addition, Mr. Sharan’s option agreement provides that upon a change of control of our company, 50% of the shares subject to such option that have not vested as of six months after the change of control shall vest in full. Further, if Mr. Sharan’s employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to such option will vest in full.

(4)
Represents the fair market value on the date of grant as determined pursuant to the closing price of our common stock on The Nasdaq National Market on the trading day immediately preceding the date of grant. The option was granted on September 28, 2001 and vest as to one-fourth of the shares on June 30, 2002 and as to one-sixteenth of the shares at the end of each three-month anniversary thereafter. Mr. Mora has the right to exercise the option at any time subject to a repurchase option in our favor at its cost in the event of termination of employment. In addition, Mr. Mora’s option agreement provides that upon a change of control of our company, 50% of the shares subject to such option that have not vested as of six months after the change of control shall vest in full. Further, if Mr. Mora’s employment is terminated as a result of an involuntary termination within 12 months of the change of control, all of the shares subject to such option will vest in full.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth our Chief Executive Officer and our four other most highly compensated executive officers information concerning exercisable and unexercisable options held as of December 31, 2001. All options were granted under our 2000 stock plan. No options were exercised by such officers in 2001.

	Number of Securities Underlying Unexercised Options at December 31, 2001 (#)		Value of Unexercised In-the-Money Options at December 31, 2001 ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Yagyensh C. (Buno) Pati	31,250	93,750	709,375	2,128,125
Atul Sharan	150,000	—	3,568,000	—
Richard Mora	150,000	—	3,196,000	—
Yao-Ting Wang	25,040	75,160	567,693	1,703,272
Kevin MacLean	25,000	75,000	567,500	1,702,500

(1)	The value of underlying securities is based on the $35.20 per share closing price of our common stock on December 31, 2001, minus the aggregate exercise price.

Employment Agreements

Mr. MacLean.

On January 1, 2000, Mr. MacLean entered into an employment agreement with Transcription. Pursuant to the employment agreement, Mr. MacLean served as Senior Vice President and General Manager of Transcription for a term of two years. Mr. MacLean earned a base salary of $225,000 per year and a bonus of approximately $172,000 for the year 2001, based upon the achievement of mutually agreed upon quotas. Simultaneously with the execution of his employment agreement, Mr. MacLean entered into a non-competition agreement with us and Transcription. Pursuant to the non-competition agreement, Mr. MacLean agreed not to compete against or solicit the employees of either us or Transcription for, generally, a period of two years after his termination of employment. Mr. MacLean’s employment as an executive officer of our company was terminated effective November 30, 2001; however, Mr. MacLean continues to serve as a consultant to our company.

Compensation Committee Interlocks and Insider Participation

During 2001, the Compensation Committee was comprised of William H. Davidow, Harvey Jones and Thomas Kailath, all of whom were nonemployee directors. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of our Board of Directors determines the compensation of our Chief Executive Officer. In addition, the Compensation Committee overseas the nature and timing of awards and grants under our stock option plans and approves the general compensation programs for our executive officers and all employees. The Compensation Committee is composed entirely of outside directors.

The goals of the compensation program are to align compensation with our performance and objectives and to attract, retain and reward executive officers whose contributions are critical to our long-term success.

The primary components of our compensation package are salary, bonuses and stock options.

Salary

The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey, a third party compensation survey containing data for high-tech companies with similar sales volumes. Additionally, the Compensation Committee takes into account general business and economic conditions. We set our salaries to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

Bonuses

Our executive bonus plan provides the opportunity for quarterly cash bonuses based on accomplishment of specific individual performance objectives and our profit objectives. These objectives are set at the beginning of the fiscal year based on our long-term and short-term objectives, and performance against these objectives is assessed each quarter.

Stock Options

The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management’s interests with our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our key employees to continue in our employ and encourages employees to maintain a long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses primarily on our performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

Compensation of the Chief Executive Officer

Yagyensh C. (Buno) Pati has been our President and Chief Executive Officer since 1995. The Compensation Committee used the same compensation policy described above for all executive officers to determine Dr. Pati’s fiscal 2001 compensation. In setting both the cash-based and the equity-based elements of Dr. Pati’s compensation, the Compensation Committee considered competitive forces, our performance and Dr. Pati’s leadership in achieving our long-term strategic goals. Dr. Pati did not receive an adjustment in his annual base salary during fiscal 2001. During fiscal 2001, Dr. Pati received a bonus of $271,000. Dr. Pati was not granted options to purchase our common stock during fiscal 2001. The Compensation Committee believes Dr. Pati’s fiscal 2001 compensation fairly, sufficiently and relative to our performance, rewards him for this performance and will serve to retain him as a key employee on whom we are dependent for our continued success.

Policy Regarding Deductibility of Compensation

We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2002 will exceed the $1 million limit per officer. However, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

William H. Davidow, Ph.D.
Harvey Jones
Thomas Kailath, Ph.D.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for the general oversight of our financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and our Standards of Business Conduct. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee reports as follows:

1.  The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.  The Audit Committee has discussed with our independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

3.  The Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with our independent accountants their independence.

4.  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the Proxy Statement for the 2001 Annual Meeting of Stockholders. Each of the members of our Audit Committee is independent as defined under the rules of the National Association of Securities Dealers listing standards, as modified or supplemented.

The Audit Committee is pleased to submit this report to the stockholders with regard to the above matters.

Abbas El Gamal, Ph.D.
Narendra K. Gupta, Ph.D.
Harvey Jones

AUDIT AND RELATED FEES

Audit Fees

Audit fees billed to us by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and the review of our financial statements included in our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2001, totaled approximately $199,000.

Financial Information Systems Design and Implementation Fees

We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

Fees billed to us by PricewaterhouseCoopers LLP for all other services rendered to us during the fiscal year ended December 31, 2001, other than those set forth above, including services rendered in connection with tax related services and SEC registration statements, totaled approximately $531,000.

The Audit Committee of the Board of Directors has determined that the provision of the services disclosed under “All Other Fees” above by PricewaterhouseCoopers LLP is compatible with maintaining such accountants’ independence.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return to stockholders on our common stock with the cumulative total return on the Nasdaq Stock Market Index-U.S. (“Nasdaq US Index”) and the JP Morgan H&Q Technology Index (“JP Morgan H&Q Index”). The graph assumes that $100 was invested in our common stock on April 7, 2000, the first trading day after the effective date of our initial public offering, and in the Nasdaq US Index and the JP Morgan H&Q Index, including reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

As of the date hereof, the Board of Directors is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors recommends or as they otherwise deem advisable.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying Proxy in the envelope which has been enclosed.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

Stockholders with shares registered directly with Mellon Investor Services LLC (“Mellon”) may vote those shares telephonically by calling 1-800-435-6710 (within the U.S. and Canada only, toll-free), or via the Internet at Mellon’s voting Web site (http://www.eproxy.com/nmtc).

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Mellon for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Our legal counsel has advised us that the Internet voting procedures that have been made available through Mellon are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

TH	E BOARD OF DIRECTORS

San Jose, California
April 1, 2002

PROXY
NUMERICAL TECHNOLOGIES, INC.
2002 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NUMERICAL TECHNOLOGIES, INC.

The undersigned stockholder of Numerical Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 2002, and hereby appoints Yagyensh C. (Buno) Pati and Kent R. Richardson, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Numerical Technologies, Inc. to be held on Wednesday, May 15, 2002, at 10:00 a.m. Pacific Time, at the offices of Numerical Technologies, Inc., 70 West Plumeria Drive, San Jose, California 95134-2134, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, “FOR” THE RATIFICATION OF OUR INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

1.	ELECTION OF DIRECTORS:

FOR	WITHHELD
☐	☐

Nominees:
01    Thomas Kailath
02    Roger Sturgeon

Withheld for the nominees you list below; (write nominee(s) name in the space provided below):

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:

☐  FOR                                          ☐  AGAINST                                          ☐  ABSTAIN

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

Signature                                             Signature                                         Dated

This Proxy should be marked, dated and signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

òDetach here from proxy voting card.ò

Vote by Internet or Telephone or Mail
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Your telephone or Internet vote authorizes the named proxies to vote your shares in the same
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Internet
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Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
OR
Telephone
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Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.